Escrow Agreement

This Escrow Agreement (the “Agreement”), dated as of February 14, 2008 (the “Closing Date”), by and among (i) Best Energy Services, Inc., a Nevada corporation (“Buyer”), (ii) Tony Bruce, a resident of Liberal, Kansas (“Seller”), and (iii) JPMorgan Chase Bank, N.A., a national banking association, as escrow agent (“Escrow Agent”).

This is the Escrow Agreement referred to in that certain Stock Purchase Agreement dated February 14, 2008 (the “Purchase Agreement”), by and among Buyer and Seller. Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Purchase Agreement.

In consideration of the premises and the mutual obligations and covenants set forth herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.           Establishment of Escrow.

(a) Buyer is depositing with Escrow Agent $500,000 (the “Escrow Amount”), representing the Indemnification Escrow Amount (as increased by any earnings thereon and as reduced by any disbursements, amounts withdrawn hereunder, or losses on investments, the “Escrow Fund”), in immediately available funds. Upon receipt, the Escrow Agent shall acknowledge receipt thereof.

(b) Buyer and Seller hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment under the terms and conditions set forth herein.

2.           Investment of Funds.  During the term of this Agreement, the Escrow Fund shall be invested and reinvested by the Escrow Agent in the investments indicated on Schedule 1.  The Escrow Agent shall have the right to liquidate any investments held in order to provide funds necessary to make required payments under this Agreement.  The Escrow Agent shall have no liability for any loss sustained as a result of any investment in an investment indicated on Schedule 1 or any investment made pursuant to the joint written instructions of Buyer and Seller (“Joint Written Instructions”) or as a result of any liquidation of any investment prior to its maturity or for the failure of Buyer and Seller to give the Escrow Agent Joint Written Instructions to invest or reinvest the Escrow Fund.

3.           Disbursements from Escrow Fund.

(a) Claims for indemnification or disbursement from the Escrow Fund by any Indemnified Person or Seller under the Purchase Agreement shall be made against the then remaining amount of the Escrow Fund only in accordance with the Purchase Agreement and this Agreement. In the event that from time to time (i) any Indemnified Person is entitled to indemnification from the Escrow Fund pursuant to the Purchase Agreement, or (ii) Seller is entitled to a disbursement of all or a portion of the Escrow Fund pursuant to the Purchase

Agreement, Buyer and Seller shall execute and deliver to the Escrow Agent Joint Written Instructions setting forth (A) the amount of such indemnification payment or distribution (to the extent of the balance of the Escrow Fund remaining therefor), together with (B) a calculation of the cumulative Net Escrow Income (as defined in Section 7) earned on such amount, (C) the Income Tax Amount (as defined in Section 7) with respect thereto, and (D) the recipients thereof. In the event that any Indemnified Person or Seller is entitled to a payment pursuant to the preceding sentence, each such recipient also shall be entitled to a disbursement of the portion of the Net Escrow Income earned on the amount of such payment being made to such Indemnified Person or Seller, minus the Income Tax Amount with respect to such Net Escrow Income, which shall be paid to Buyer in accordance with Section 7. Notwithstanding such Joint Written Instructions, the Escrow Agent shall report and, as required, withhold from any payments or disbursements made pursuant to this Agreement from the Escrow Fund, any taxes as it determines may be required by any law or regulation then in force. The Escrow Agent shall have no obligation to investigate, inquire, examine or assist in any manner whatsoever, the compliance by Buyer or Seller with the terms of this Agreement that incorporate by reference provisions of the Purchase Agreement that apply to the other parties' obligations or limitations of liability to each other that do not relate to obligations of the Escrow Agent under this Agreement.

(b) Upon receipt of any Joint Written Instructions, the Escrow Agent shall, as soon as practicable and in no event later than three Business Days (as defined in Section 8) after the receipt thereof, disburse the amounts from the Escrow Fund to the Indemnified Person and/or Seller specified in such Joint Written Instructions to be so paid (to the extent of the then-remaining balance of the Escrow Fund), by wire transfer of immediately available funds pursuant to payment instructions (i) furnished by Buyer with respect to any payment specified in such Joint Written Instructions to be made to any Indemnified Person and any Income Tax Amount, or (ii) furnished by Seller with respect to any payments specified in such Joint Written Instructions to be made to Seller.

4.           Termination of Escrow.  This Agreement shall terminate, and the then remaining funds in the Escrow Fund shall be paid out, pursuant to Joint Written Instructions of Buyer and Seller , subject to Sections 5(b) and 5(j) hereof.

5.           Duties of Escrow Agent.

(a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement.

(b) Escrow Agent shall not be liable for actions or omissions hereunder, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent.  Buyer and Seller shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) and its affiliates and their respective assigns, directors, officers, managers, attorneys, accountants, experts agents and employees (the “indemnities”) from and against any and all losses, liabilities, claims, actions, damages, penalties, judgments, settlements, actions, suits, proceedings, litigation, investigations, cost and expenses, including reasonable attorneys’ fees and disbursements, and experts and their staffs and all expense of document location, duplication and shipment (collectively “Losses”) arising out of and in connection with (a) the Escrow Agent's execution and performance of this Agreement, tax reporting or withholding, the enforcement of any rights or remedies under or in connection with this Agreement, or as may arise by reason of any act, omission or error of the indemnitee, except in the case of any indemnitee to the extent that such Losses are finally adjudicated by a court of competent jurisdiction to have been primarily caused by the gross negligence or willful misconduct of such indemnitee, or (b) its following any instructions or other directions, whether joint or singular, from the Buyer and Seller, except to the extent that its following any such instruction or direction is expressly forbidden by the terms hereof. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund or any loss of interest incident to any such delays.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, incidental, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. The Buyer and Seller hereto acknowledge that the foregoing indemnities shall survive the resignation, replacement or removal of the Escrow Agent or the termination of this Agreement.  The Buyer and Seller hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Escrow Fund for the payment of any claim for indemnification, expenses and amounts due hereunder. The obligations contained in this Section 5(b) shall survive the termination of this Agreement and the resignation, replacement or removal of the Escrow Agent.

(c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representatives of Buyer and Seller have full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document between the Buyer and Seller, in connection herewith, if any, including without limitation the Purchase Agreement, nor shall the Escrow Agent be required to determine if any person or entity has complied with any such  agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement.  In the event of any conflict between the terms and provisions of this Agreement, those of the Purchase Agreement, any schedule or exhibit attached to the Agreement, or any other agreement among the Buyer and Seller, the terms and conditions of this Agreement shall control.

(d) Escrow Agent may act pursuant to the advice of its counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

(e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder, but is serving as escrow holder only and has only possession thereof. Any payments of income from the Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. Buyer and Seller will provide Escrow Agent with appropriate Internal Revenue Service Forms W-8 and W-9 for tax identification number certification, or nonresident alien certifications. This Section 5(e) and Section 5(b) shall survive notwithstanding any termination of this Agreement or the resignation or removal of the Escrow Agent.

(f) Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it.

(g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

(h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated in writing by Buyer and Seller, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day which is 30 days after the date of delivery of its written notice of resignation to Buyer and Seller. If, at that time, Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent’s sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of (x) a designation of successor Escrow Agent or Joint Written Instructions, or (y) a final, non-appealable order of a court of competent jurisdiction.

Any entity into which the Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Escrow Agent under this Agreement without further act.

(i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final, non-appealable order of a court of competent jurisdiction directing delivery of the Escrow Fund, or (ii) Joint Written Instructions directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or Joint Written Instructions. Any court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that the order is final and non-appealable. Escrow Agent shall act on such court order and legal opinion without further question. The Buyer and Seller agree to pursue any redress or recourse in connection with any dispute without making the Escrow Agent a party to the same.

(j) Buyer and Seller shall jointly and severally pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of

Two Thousand Five Hundred Dollars ($2,500) annually, as shown Schedule 3 hereto, and agree to reimburse Escrow Agent for all reasonable and documented expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).  Any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Buyer and 50% by Seller. All invoices for any such compensation or reimbursement shall be sent to Buyer and to Seller. The Buyer and Seller hereby grant the Escrow Agent a lien on, right of set-off against and security interest in, the Escrow Fund for the payment of any claim for compensation, expenses and amounts due hereunder.  The obligations contained in this Section 5(j) shall survive the termination of this Agreement and the resignation, replacement or removal of the Escrow Agent.

(k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent’s name or the rights, powers or duties of Escrow Agent shall be issued by or on behalf of Buyer or Seller unless Escrow Agent shall first have given its specific written consent thereto.

(l) The other parties hereto authorize Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depository Trust Company and the Federal Reserve Book Entry System.

(m) In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Schedule 2. The undersigned representatives of Buyer and Seller are each authorized to certify that the signatories for Buyer and Seller, respectively, on Schedule 2 are authorized signatories. The individuals authorized to give or confirm funds transfer instructions may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by Buyer or Seller to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrow Fund for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable. Buyer and Seller agree that repetitive or standing settlement instructions will be effective as the funds transfer instructions of Buyer and Seller, whether or not authorized, if such settlement instructions are verified pursuant to the security procedure provided herein or such other security procedure that the Escrow Agent, Buyer and Seller may agree to.

(n) Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Buyer and Seller acknowledge that

Section 326 of the USA PATRIOT Act and the Escrow Agent’s identity verification procedures require the Escrow Agent to obtain information which may be used to confirm the Parties identity including without limitation name, address and organizational documents (“identifying information”). The Buyer and Seller agree to provide the Escrow Agent with and consent to the Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Escrow Agent.

6.           Limited Responsibility.  This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

7.           Ownership for Tax Purposes, Tax Distributions. The Escrow Agent shall account for the Escrow Fund in a manner that separately records the interest and other net income received or losses suffered in respect thereof (including amounts earned thereon) through the end of each calendar month (collectively, the “Net Escrow Income”), and shall send a monthly statement with the amount of Net Escrow Income to Buyer and Seller within ten days after the end of each calendar month and within ten days of any written request for such information from either Buyer or Seller. Any discrepancies in any such account statement shall be noted by Parties to Escrow Agent within thirty (30) calendar days after receipt thereof.  Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said thirty (30) day period shall conclusively be deemed confirmation of such account statement in its entirety. For income tax purposes, Buyer shall be treated as owning the Escrow Fund for so long as it remains in the Escrow Account and shall take into account all items of income, gain, deduction, loss and credit, shall report the amount of such Net Escrow Income to the appropriate taxing authorities and shall pay or caused to paid the income taxes that are due and payable on the Net Escrow Income. No later than (i) the date of any payment from the Escrow Fund, and (ii) 30 days following the end of each calendar year quarter, the Escrow Agent shall upon written instructions from Buyer pay to Buyer an amount equal to 40% of the cumulative Net Escrow Income earned through such date less the amounts previously distributed to Buyer pursuant to this Section 7 (any such amount, an “Income Tax Amount”).  Buyer and Seller acknowledge that all payments made pursuant to this Agreement from the Escrow Fund shall be subject to applicable withholding laws or regulations then in force.

Buyer and Seller further represent to the Escrow Agent that the transaction memorialized in the Purchase Agreement does not constitute an installment sale requiring any tax reporting or withholding of imputed interest or original issue discount to the IRS or other taxing authority.

Any tax returns required to be filed will be prepared and filed by Buyer with the IRS and any other taxing authority as required by law, including but not limited to any applicable reporting or withholding pursuant to the Foreign Investment in Real Property Tax Act (“FIRPTA”).  Buyer and Seller acknowledge and agree that Escrow Agent shall have no responsibility for the preparation and/or filing of any tax return or any applicable FIRPTA reporting or withholding with respect to the Escrow Amount or any income earned by the Escrow Amount.  Escrow Agent shall withhold any taxes it deems appropriate, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

8.           Notices.  All notices, Consents, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed given to a party when (a) delivered to the appropriate address by hand or by a nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile(with confirmation by the transmitting equipment); or (c) received by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a party may designate by notice to the other parties):

If to Buyer, to:
Best Energy Services, Inc.
1010 Lamar
Suite 1200
Houston, Texas 77002
Attention: Larry Hargrave, President
Facsimile No.: (713) 933-2602
Email: lhargrave@bestenergyservicesinc.com

with a mandatory copy (which shall not constitute notice) to: Jackson Walker L.L.P. 100 Congress Avenue Suite 1100 Austin, Texas 78701 Attention: Lawrence A. Waks, Esq. Facsimile No.: (512) 236-2002

Email: lwaks@jw.com

If to Seller, to:
Tony Bruce
2081 Road C
Liberal, Kansas 67901
Email: bestwellserv@yahoo.com

with a mandatory copy (which shall not constitute notice) to:
Gilmore, Shellenberger & Maxwell, P.A.
500 North Kansas Avenue
Liberal, Kansas 67901
Attention: Grant Shellenberger, Esq.
Facsimile No.: (620) 624-5525
Email: gshellenberger@swko.net

If to Escrow Agent, to:
JPMorgan Chase Bank, N.A.
Escrow Services, TX2 S037
712 Main Street, 5th Floor South
Houston, Texas  77002
Attention: Paul M . Gilliam
Facsimile No.: (713) 216-6927

Notwithstanding the above, in the case of communications delivered to the Escrow Agent pursuant to (a), (b) and (c) of this Section 8, such communications shall be deemed to have been given on the date received by an officer of the Escrow Agent or any employee of the Escrow Agent who reports directly to any such officer at the above-referenced office.  In the event that the Escrow Agent, in its sole discretion, shall determine that an emergency exists, the Escrow Agent may use such other means of communication as the Escrow Agent deems appropriate.  “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which the Escrow Agent located at the notice address set forth above is authorized or required by law or executive order to remain closed.

9.           Jurisdiction; Service of Process.  Any Proceeding arising out of or relating to this Agreement may be brought in the United States District Court located in the State of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Proceeding and waives any objection it may now or hereafter have to venue or to convenience of forum, agrees that all claims in respect of the Proceeding shall be heard and determined only in any such court and agrees not to bring any Proceeding arising out of or relating to this Agreement in any other court. Process in any Proceeding referred to in the preceding sentence may be served on any party anywhere in the world. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

10. Counterparts; Facsimile Transmission. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile transmission, may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile shall be deemed to be their original signatures for any purposes whatsoever.

11.           Section Headings; Construction. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

12.           Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

13.           Entire Agreement and Modification.  This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by Buyer, Seller and Escrow Agent.

14.           Governing Law.  This Agreement shall be governed by the laws of the State of New York without regard to conflicts of law principles that would require the application of any other law.

15.           Force Majeure. The Escrow Agent shall not be liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.

16.           Compliance with Court Orders.  In the event that any escrow property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

[Signature Pages to Follow]

In Witness Whereof, the parties have executed and delivered this Agreement as of the date first written above.

Tax Certification:	Taxpayer Identification Number (TIN):	02-0789714	Date:	February 14, 2008
Name & Address:	Best Energy Services, Inc.
1010 Lamar, Suite 1200
Houston, Texas 77002
Customer is a (check one):
Corporation __x__	Partnership____	Individual/sole proprietor ____	Trust_____
Limited liability company____	Enter the tax classification (D=disregarded entity, C=Corporation, P=Partnership______

Other _________________
Taxpayer is (check if applicable):
_x_ Exempt from backup withholding
Under the penalties of perjury, the undersigned certifies that:
(1) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);
(2)            it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(3) the entity is a U.S. person (including a U.S. resident alien).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)
Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.
Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Buyer:
Best Energy Services, Inc.

/s/ Larry Hargrave
Larry Hargrave, Chief Executive Officer

Tax Certification:	Taxpayer Identification Number (TIN):	###-##-####	Date:	February 14, 2008
Name & Address:	Tony Bruce
2081 Road C
Liberal, Kansas 67901
Customer is a (check one):
Corporation ____	Partnership____	Individual/sole proprietor __x__	Trust_____
Limited liability company____	Enter the tax classification (D=disregarded entity, C=Corporation, P=Partnership______

Other _________________
Taxpayer is (check if applicable):
_x_ Exempt from backup withholding
Under the penalties of perjury, the undersigned certifies that:
(1) the number shown above is its correct Taxpayer Identification Number (or it is waiting for a number to be issued to it);
(2)            it is not subject to backup withholding because: (a) it is exempt from backup withholding or (b) it has not been notified by the Internal Revenue Service (IRS) that it is subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified it that it is no longer subject to backup withholding; and

(3) the entity is a U.S. person (including a U.S. resident alien).
(If the entity is subject to backup withholding, cross out the words after the (2) above.)
Investors who do not supply a tax identification number will be subject to backup withholding in accordance with IRS regulations.
Note: The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Seller:
Tony Bruce

/s/ Tony Bruce
Tony Bruce, individually

Escrow Agent:
  JPMorgan Chase Bank, N.A.

/s/ May Ng
Name: May Ng
Title: Vice President

Schedule 1

to

Escrow Agreement

Investment: [specify]
[X]	JPMorgan Chase Bank Money Market Account;
[ ]	A trust account with JPMorgan Chase Bank;
[ ]
A money market mutual fund, including without limitation the JPMorgan Fund or any other mutual fund for which the Escrow Agent or any affiliate of the Escrow Agent serves as investment manager, administrator, shareholder servicing agent and/or custodian or subcustodian, notwithstanding that (i) the Escrow Agent or an affiliate of the Escrow Agent receives fees from such funds for services rendered, (ii) the Escrow Agent charges and collects fees for services rendered pursuant to this Escrow Agreement, which fees are separate from the fees received from such funds, and (iii) services performed for such funds and pursuant to this Escrow Agreement may at times duplicate those provided to such funds by the Escrow Agent or its affiliates.

(Will need to specify name of Fund)

Schedule 2
to
Escrow Agreement

Telephone Numbers for Call-Backs and
Persons Designated to Give or Confirm Funds Transfer Instructions

If to Buyer:

	Name	Telephone Number	Signature Specimen
1.	Larry Hargrave	(713) 933-2600	/s/ Larry Hargrave
2.	William Weekley	(713) 933-2600	/s/ William Weekley

If to Seller:

	Name	Telephone Number	Signature Specimen
1.	Tony Bruce	(620) 629-0975	/s/ Tony Bruce

Telephone call-backs shall be made to Buyer and Seller if Joint Written Instructions are required pursuant to this Agreement.  All funds transfer instructions must include the signature of the persons authorizing said funds transfer and must not be the same person confirming said transfer.

Schedule 3
to
Escrow Agreement

Schedule of Fees for Escrow Agent  Services

Based upon our current understanding of your proposed transaction, our fee proposal is as follows:

Account Acceptance Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	Waived
Encompassing review, negotiation and execution of governing documentation, opening of the account, and completion of all due diligence documentation.  Payable upon closing.

Annual Administration Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$2,000.00
The Administration Fee covers our usual and customary ministerial duties, including record keeping, distributions, document compliance and such other duties and responsibilities expressly set forth in the governing documents for each transaction.  Payable upon closing and annually in advance thereafter, without pro-ration for partial years.

ACTIVITY FEES: Activity fees will not be assessed for any year in which twelve or fewer transactions occur.

Disbursements

Per Check. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$ 35.00
Per Wire . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . U.S.	$ 35.00
International	$ 100.00
Receipts

Per Deposit. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$10.00

Investments
Per directed buy/sell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$75.00
The Investments fee will be waived if a JPMorgan Chase money market deposit account or interest-bearing trust account is selected.

1099 Reporting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$15.00

Extraordinary Services and Out-of Pocket Expenses

Any additional services beyond our standard services as specified above, and all reasonable out-of-pocket expenses including attorney's or accountant’s fees and expenses will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank's then standard rate.

Disclosure & Assumptions

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Please note that any proposed fees quoted herein are indicative and not intended to be binding or to form an agreement between ourselves. This fee quote is subject to a review of the transaction documents and completion of an internal due diligence review. JPMorgan reserves the right to revise, modify, change and supplement the fees quoted herein.  All fee arrangements are subject to a definitive and binding agreement between parties.

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The escrow deposit shall be continuously invested in a JPMorgan Chase Bank interest-bearing trust account, a JPMorgan Chase Bank money market deposit account (“MMDA”), or a JPMorgan Money Market Fund. The Escrow Agent will provide compensation on balances in the escrow account at a rate determined by the Escrow Agent from time to time. The Annual Administration Fee would include a supplemental charge up to 25 basis points on the escrow deposit amount if another investment option were chosen.

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The Parties acknowledge and agree that they are permitted by U.S. law to make up to six (6) pre-authorized withdrawals or telephonic transfers from an MMDA per calendar month or statement cycle or similar period.  If the MMDA can be accessed by checks, drafts, bills of exchange, notes and other financial instruments (“Items”), then no more than three (3) of these six (6) transfers may be made by an Item.  The Escrow Agent is required by U.S. law to reserve the right to require at least seven (7) days notice prior to a withdrawal from a money market deposit account.

•	Payment of the invoice is due upon receipt.

Compliance

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To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account.  We may ask for information that will enable us to meet the requirements of the Act.